Exhibit 21.1

Name of Entity	Domestic State	Certificate of Assumed Name
ADI of the Southeast LLC	SC

AnTrev, LLC	NC

Arngar, Inc.	NC	Arnold Palmer Cadillac

Autobahn, Inc.	CA	Autobahn Motors

Avalon Ford, Inc.	DE

Casa Ford of Houston, Inc.	TX

Cornerstone Acceptance Corporation	FL

FAA Auto Factory, Inc.	CA

FAA Beverly Hills, Inc.	CA	Beverly Hills BMW

FAA Capitol F, Inc.	CA

FAA Capitol N, Inc.	CA	Capitol Nissan

FAA Concord H, Inc.	CA	Concord Honda

FAA Concord N, Inc.	CA

FAA Concord T, Inc.	CA	Concord Toyota Concord Scion

FAA Dublin N, Inc.	CA

FAA Dublin VWD, Inc.	CA

FAA Holding Corp.	CA

FAA Las Vegas H, Inc.	NV	Honda West

FAA Marin F, Inc.	CA

Name of Entity	Domestic State	Certificate of Assumed Name
FAA Marin LR, Inc.	CA

FAA Poway G, Inc.	CA

FAA Poway H, Inc.	CA	Poway Honda

FAA Poway T, Inc.	CA

FAA San Bruno, Inc.	CA	Melody Toyota Melody Scion

FAA Santa Monica V, Inc.	CA	Volvo of Santa Monica

FAA Serramonte H, Inc.	CA	Honda of Serramonte

FAA Serramonte L, Inc.	CA	Lexus of Serramonte Lexus of Marin

FAA Serramonte, Inc.	CA	Serramonte Auto Plaza Serramonte Mitsubishi Serramonte Nissan Serramonte Chrysler Jeep Dodge

FAA Stevens Creek, Inc.	CA	Stevens Creek Nissan

FAA Torrance CPJ, Inc.	CA	South Bay Chrysler Jeep Dodge

FirstAmerica Automotive, Inc.	DE

Fort Mill Ford, Inc.	SC

Fort Myers Collision Center, LLC	FL

Franciscan Motors, Inc.	CA	Acura of Serramonte

Frank Parra Autoplex, Inc.	TX

Frontier Oldsmobile - Cadillac, Inc.	NC

Name of Entity	Domestic State	Certificate of Assumed Name
HMC Finance Alabama, Inc.	AL

Kramer Motors Incorporated	CA	Honda of Santa Monica

L Dealership Group, Inc.	TX

Marcus David Corporation	NC	Town and Country Toyota Town and Country Toyota Certified Used Cars Town and Country Toyota-Scion

Massey Cadillac, Inc.	TN	Massey Cadillac

Massey Cadillac, Inc.	TX

Mountain States Motors Co., Inc.	CO

Ontario L, LLC	CA	Crown Lexus

Philpott Motors, Ltd.	TX	Philpott Ford Philpott Toyota Philpott Motors Hyundai

Royal Motor Company, Inc.	AL

Santa Clara Imported Cars, Inc.	CA	Honda of Stevens Creek Stevens Creek Used Cars

SRM Assurance, Ltd.	Cayman Islands

Stevens Creek Cadillac, Inc.	CA	St. Claire Cadillac

Town and Country Ford, Incorporated	NC

Name of Entity	Domestic State	Certificate of Assumed Name
Village Imported Cars, Inc.	MD

Windward, Inc.	HI	Honda of Hayward

Z Management, Inc.	CO

SAI AL HC1, Inc.	AL

SAI AL HC2, Inc.	AL	Tom Williams Collision Center

SAI Ann Arbor Imports, LLC	MI	Mercedes-Benz of Ann Arbor BMW of Ann Arbor

SAI Atlanta B, LLC	GA	Global Imports [BMW] Global Imports MINI

SAI Broken Arrow C, LLC	OK	Speedway Chevrolet

SAI Charlotte M, LLC	NC

SAI Clearwater T, LLC	FL	Clearwater Toyota Clearwater Scion

SAI Columbus Motors, LLC	OH	Hatfield Hyundai Hatfield Isuzu Hatfield Subaru

SAI Columbus T, LLC	OH	Toyota West Hatfield Automall Scion West

SAI Columbus VWK, LLC	OH	Hatfield Kia Hatfield Volkswagen

SAI FL HC1, Inc.	FL

SAI FL HC2, Inc.	FL

Name of Entity	Domestic State	Certificate of Assumed Name
SAI FL HC3, Inc.	FL

SAI FL HC4, Inc.	FL

SAI FL HC5, Inc.	FL

SAI FL HC6, Inc.	FL

SAI FL HC7, Inc.	FL

SAI Fort Myers B, LLC	FL	BMW of Fort Myers

SAI Fort Myers H, LLC	FL	Honda of Fort Myers

SAI Fort Myers M, LLC	FL	Mercedes-Benz of Fort Myers

SAI Fort Myers VW, LLC	FL	Volkswagen of Fort Myers

SAI GA HC1, LP	GA

SAI Georgia LLC	GA

SAI Irondale Imports, LLC	AL	Tom Williams Imports (BMW) Tom Williams Audi Tom Williams Porsche Land Rover Birmingham

SAI Irondale L, LLC	AL	Tom Williams Lexus

SAI Lansing CH, LLC	MI

SAI Long Beach B, Inc.	CA	Long Beach BMW Long Beach MINI

SAI MD HC1, Inc.	MD

SAI Monrovia B, Inc.	CA	BMW of Monrovia MINI of Monrovia

SAI Montgomery B, LLC	AL	BMW of Montgomery

Name of Entity	Domestic State	Certificate of Assumed Name
SAI Montgomery BCH, LLC	AL	Classic Cadillac Classic Cadillac Buick Classic Hummer

SAI Montgomery CH, LLC	AL	Capitol Chevrolet Capitol Hyundai

SAI Nashville CSH, LLC	TN	Crest Saab Crest Cadillac Crest Hummer

SAI Nashville H, LLC	TN	Crest Honda

SAI Nashville M, LLC	TN	Mercedes-Benz of Nashville

SAI Nashville Motors, LLC	TN	Audi Nashville Jaguar Nashville Porsche of Nashville

SAI NC HC2, Inc.	NC

SAI OH HC1, Inc.	OH

SAI OK HC1, Inc.	OK

SAI Oklahoma City C, LLC	OK	City Chevrolet

SAI Oklahoma City H, LLC	OK	Steve Bailey Honda Steve Bailey Pre-Owned Super Center

SAI Oklahoma City T, LLC	OK	Dub Richardson Toyota Dub Richardson Scion

SAI Orlando CS, LLC	FL	Massey Cadillac Massey Saab of Orlando

SAI Peachtree, LLC	GA

SAI Plymouth C, LLC	MI

Name of Entity	Domestic State	Certificate of Assumed Name
SAI Riverside C, LLC	OK	Riverside Chevrolet

SAI Rockville Imports, LLC	MD	Rockville Audi Porsche of Rockville Rockville Porsche-Audi

SAI Rockville L, LLC	MD	Lexus of Rockville

SAI Stone Mountain T, LLC	GA

SAI TN HC1, LLC	TN

SAI TN HC2, LLC	TN

SAI TN HC3, LLC	TN

SAI Tulsa N, LLC	OK	Riverside Nissan

SAI Tulsa T, LLC	OK	Riverside Toyota Riverside Scion

SAI VA HC1, Inc.	VA

Sonic Automotive - 1495 Automall Drive, Columbus, Inc.	OH

Sonic Automotive - 1720 Mason Ave., DB, Inc.	FL

Sonic Automotive - 1720 Mason Ave., DB, LLC	FL	Mercedes-Benz of Daytona Beach

Sonic Automotive 2424 Laurens Rd., Greenville, Inc.	SC

Sonic Automotive - 2490 South Lee Highway, LLC	TN

Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	SC	Century BMW Century MINI

Sonic Automotive - 3401 N. Main, TX, LP	TX	Ron Craft Chevrolet Cadillac Baytown Auto Collision Center

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic Automotive - 3700 West Broad Street, Columbus, Inc.	OH

Sonic Automotive - 4000 West Broad Street, Columbus, Inc.	OH

Sonic Automotive - 4701 I-10 East, TX, LP	TX	Baytown Ford

Sonic Automotive - 5221 I-10 East, TX, LP	TX

Sonic Automotive 5260 Peachtree Industrial Blvd., LLC	GA	Dyer and Dyer Volvo

Sonic Automotive - 6008 N. Dale Mabry, FL, Inc.	FL	Volvo of Tampa

Sonic Automotive - 9103 E. Independence, NC, LLC	NC	Infiniti of Charlotte

Sonic Automotive F&I, LLC	NV

Sonic Automotive of Chattanooga, LLC	TN	BMW of Chattanooga

Sonic Automotive of Nashville, LLC	TN

Sonic Automotive of Nevada, Inc.	NV

Sonic Automotive of Texas, LP	TX	Lone Star Ford

Sonic Automotive Support, LLC	NV

Sonic Automotive West, LLC	NV

Sonic 2185 Chapman Rd., Chattanooga, LLC	TN	Economy Honda Superstore

Sonic Advantage PA, L.P	TX	Performance Auto Leasing Audi West Houston Porsche of West Houston

Sonic Agency, Inc.	MI

Sonic - Buena Park H, Inc.	CA	Buena Park Honda

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic - Cadillac D, LP	TX	Massey Cadillac

Sonic - Calabasas A, Inc.	CA	Acura 101 West

Sonic Calabasas M, Inc.	CA	Mercedes-Benz of Calabasas

Sonic - Calabasas V, Inc.	CA

Sonic - Camp Ford, LP	TX

Sonic - Capitol Cadillac, Inc.	MI	Capitol Cadillac Capitol Hummer

Sonic - Capitol Imports, Inc.	SC	Capitol Imports Capitol Hyundai

Sonic - Carrollton V, LP	TX

Sonic - Carson F, Inc.	CA

Sonic - Carson LM, Inc.	CA

Sonic - Chattanooga D East, LLC	TN

Sonic - Clear Lake N, LP	TX

Sonic - Clear Lake Volkswagen, LP	TX	Clear Lake Volkswagen

Sonic Coast Cadillac, Inc.	CA	Coast Cadillac

Sonic - Denver T, Inc.	CO	Mountain States Toyota Mountain States Toyota and Scion

Sonic - Denver Volkswagen, Inc.	CO

Sonic Development, LLC	NC

Sonic Divisional Operations, LLC	NV

Sonic - Downey Cadillac, Inc.	CA

Sonic - Englewood M, Inc.	CO

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic eStore, Inc.	NC

Sonic FFC 1, Inc.	DE

Sonic FFC 2, Inc.	DE

Sonic FFC 3, Inc.	DE

Sonic - Fort Mill Chrysler Jeep, Inc.	SC

Sonic - Fort Mill Dodge, Inc.	SC

Sonic - Fort Worth T, LP	TX	Toyota of Fort Worth Scion of Fort Worth

Sonic - Frank Parra Autoplex, LP	TX	Frank Parra Chevrolet Frank Parra Chrysler Jeep Frank Parra Chrysler Jeep Dodge

Sonic Fremont, Inc.	CA	Jaguar Fremont Land Rover Fremont Volvo Fremont

Sonic - Harbor City H, Inc.	CA	Carson Honda

Sonic Houston JLR, LP	TX	Jaguar Houston North Land Rover Houston North

Sonic Houston LR, L.P.	TX	Land Rover Houston Central Jaguar Houston Central

Sonic - Houston V, L.P.	TX	Volvo of Houston

Sonic - Integrity Dodge LV, LLC	NV

Sonic - Jersey Village Volkswagen, LP	TX	Momentum Volkswagen of Jersey Village

Sonic - Lake Norman Chrysler Jeep, LLC	NC

Sonic - Las Vegas C East, LLC	NV	Cadillac of Las Vegas

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic - Las Vegas C West, LLC	NV	Cadillac of Las Vegas - West

Sonic - Lloyd Nissan, Inc.	FL	Lloyd Nissan

Sonic - Lloyd Pontiac - Cadillac, Inc.	FL	Lloyd Buick-Pontiac-GMC-Cadillac

Sonic - Lone Tree Cadillac, Inc.	CO	Don Massey Cadillac Don Massey Collision Center

Sonic - LS Chevrolet, LP	TX	Lone Star Chevrolet

Sonic - LS, LLC	DE

Sonic - Lute Riley, LP	TX	Lute Riley Honda

Sonic - Manhattan Fairfax, Inc.	VA	BMW of Fairfax

Sonic - Massey Cadillac, LP	TX

Sonic - Massey Chevrolet, Inc.	CA

Sonic - Massey Pontiac Buick GMC, Inc.	CO

Sonic - Mesquite Hyundai, LP	TX

Sonic Momentum B, LP	TX	Momentum BMW Momentum MINI

Sonic Momentum JVP, LP	TX	Land Rover Southwest Houston Jaguar Southwest Houston Momentum Volvo Momentum Porsche

Sonic Momentum VWA, LP	TX	Momentum Volkswagen Momentum Audi

Sonic - Newsome Chevrolet World, Inc.	SC	Capitol Chevrolet

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic - Newsome of Florence, Inc.	SC	Newsome Automotive (Mercedes) Imports of Florence (BMW) Newsome Chevrolet

Sonic - North Charleston Dodge, Inc.	SC

Sonic - North Charleston, Inc.	SC

Sonic of Texas, Inc.	TX

Sonic Okemos Imports, Inc.	MI

Sonic Peachtree Industrial Blvd., LP	GA

Sonic - Plymouth Cadillac, Inc.	MI	Don Massey Cadillac

Sonic - Reading, LP	TX

Sonic Resources, Inc.	NV

Sonic - Richardson F, LP	TX	North Central Ford

Sonic-Riverside Auto Factory, Inc.	OK

Sonic - Sam White Nissan, LP	TX

Sonic - Sanford Cadillac, Inc.	FL	Massey Cadillac of Sanford

Sonic Santa Monica M, Inc.	CA	W.I. Simonson

Sonic Santa Monica S, Inc.	CA

Sonic - Saturn of Silicon Valley, Inc.	CA	Saturn of Capitol Expressway

Sonic Serramonte I, Inc.	CA

Sonic - Shottenkirk, Inc.	FL	Pensacola Honda

Sonic - South Cadillac, Inc.	FL

Sonic - Stevens Creek B, Inc.	CA	Stevens Creek BMW

Name of Entity	Domestic State	Certificate of Assumed Name
Sonic - Stone Mountain T, LP	GA	Stone Mountain Toyota Stone Mountain Scion

Sonic Tysons Corner H, Inc.	VA	Honda of Tysons Corner

Sonic Tysons Corner Infiniti, Inc.	VA	Infiniti of Tysons Corner

Sonic - University Park A, LP	TX	University Park Audi

Sonic-Volvo LV, LLC	NV	Volvo of Las Vegas

Sonic Walnut Creek M, Inc.	CA	Mercedes-Benz of Walnut Creek

Sonic - West Covina T, Inc.	CA

Sonic - Williams Cadillac, Inc.	AL	Tom Williams Cadillac

Sonic Wilshire Cadillac, Inc.	CA

SRE Alabama - 2, LLC	AL

SRE Alabama - 3, LLC	AL

SRE Alabama - 4, LLC	AL

SRE Alabama - 5, LLC	AL

SRealEstate Arizona - 1, LLC	AZ

SRealEstate Arizona - 2, LLC	AZ

SRealEstate Arizona - 3, LLC	AZ

Name of Entity	Domestic State	Certificate of Assumed Name
SRealEstate Arizona - 4, LLC	AZ

SRealEstate Arizona - 5, LLC	AZ

SRealEstate Arizona - 6, LLC	AZ

SRealEstate Arizona - 7, LLC	AZ

SRE California - 1, LLC	CA

SRE California - 2, LLC	CA

SRE California - 3, LLC	CA

SRE California - 4, LLC	CA

SRE California - 5, LLC	CA

SRE California - 6, LLC	CA

SRE Colorado - 1, LLC	CO

SRE Colorado - 2, LLC	CO

SRE Colorado - 3, LLC	CO

SRE Florida - 1, LLC	FL

Name of Entity	Domestic State	Certificate of Assumed Name
SRE Florida - 2, LLC	FL

SRE Florida - 3, LLC	FL

SRE Georgia - 1, LP	GA

SRE Georgia - 2, LP	GA

SRE Georgia - 3, LP	GA

SRE Holding, LLC	NC

SRE Maryland - 1, LLC	MD

SRE Maryland - 2, LLC	MD

SRE Michigan - 3, LLC	MI

SRE Nevada - 1, LLC	NV

SRE Nevada - 2, LLC	NV

SRE Nevada - 3, LLC	NV

SRE Nevada - 4, LLC	NV

Name of Entity	Domestic State	Certificate of Assumed Name
SRE Nevada - 5, LLC	NV

SRE North Carolina - 1, LLC	NC

SRE North Carolina - 2, LLC	NC

SRE North Carolina - 3, LLC	NC

SRE Oklahoma - 1, LLC	OK

SRE Oklahoma - 2, LLC	OK

SRE Oklahoma - 3, LLC	OK

SRE Oklahoma - 4, LLC	OK

SRE Oklahoma - 5, LLC	OK

SRE South Carolina - 2, LLC	SC

SRE South Carolina - 3, LLC	SC

SRE South Carolina - 4, LLC	SC

SRE Tennessee - 1, LLC	TN

SRE Tennessee - 2, LLC	TN

Name of Entity	Domestic State	Certificate of Assumed Name
SRE Tennessee - 3, LLC	TN

SRE Tennessee - 4, LLC	TN

SRE Tennessee - 5, LLC	TN

SRE Tennessee - 6, LLC	TN

SRE Tennessee - 7, LLC	TN

SRE Tennessee - 8, LLC	TN

SRE Tennessee - 9, LLC	TN

SRE Texas - 1, LP	TX

SRE Texas - 2, LP	TX

SRE Texas - 3, LP	TX

SRE Texas - 4, LP	TX

SRE Texas - 5, LP	TX

SRE Texas - 6, LP	TX

SRE Texas - 7, LP	TX

Name of Entity	Domestic State	Certificate of Assumed Name
SRE Texas - 8, LP	TX

SRE Virginia - 1, LLC	VA

SRE Virginia - 2, LLC	VA